UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2008

ENERGY SOURCE, INC.

(Exact name of Company as specified in its charter)

Nevada	000-25261	88-0339817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3126 South Boulevard, Suite 264, Edmond, Oklahoma	73013
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (405) 315-5535

BANCORP INTERNATIONAL GROUP, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders

See “Item 8.01 Other Events” below~~,~~ for a discussion of a 1-for-200 reverse stock split as to the Company’s common stock, effective as of June 27, 2008, the contents of which are incorporated herein by reference in their entirety.

Section 5 - Corporate Governance and Management

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

See “Item 8.01 Other Events” below, the contents of which are incorporated herein by reference in their entirety.

Section 8 - Other Events

Item 8.01. Other Events

Annual Meeting of Shareholders. On June 3, 2008, Energy Source, Inc. (f/k/a Bancorp International Group, Inc.) (the “Company”) held its 2008 Annual Shareholder Meeting (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company:

•
Elected Thomas Megas and Martin Duffy to the Board of Directors of the Company to serve on the Board of Directors until the Company’s next annual meeting of shareholders or until their successors are elected and qualified;

•	Ratified the appointment of Lieberman & Associates P.A. (“Lieberman”), Independent Registered Public Accounting Firm, as independent auditors of the Company for 2008;

•
Authorized the Board of Directors of the Company to implement a reverse stock split at any time prior to June 30, 2008, in which all outstanding shares of the Company’s common stock, whether validly or invalidly issued, will be combined at a ratio of 1-for-200; and

•
Approved the amendment to the Company’s Restated Articles of Incorporation changing the Company’s name from Bancorp International Group, Inc. to Energy Source, Inc., which was filed effective on June 5, 2008, and is attached hereto as Exhibit 3(i).1 and is incorporated herein by reference.

Each of the foregoing proposals was approved by a vote of 1,752,691,870 shares in favor and no shares voting against. Please see below for further discussion of the terms of the 1-for-200 reverse stock split.

As previously disclosed in our Proxy Statement, filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2008, the persons eligible to vote with respect to the foregoing matters were shareholders of record on May 8, 2008. On May 8, 2008, our record books reflected that we had outstanding 525,035,229 shares of common stock and 15,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred”) that were eligible to vote. Each share of common stock was entitled to one vote, and each share of Series A Preferred was entitled to 100 votes, which equals the votes of the shares of common stock in to which the Series A Preferred may be converted. As a result, the owners of 252,691,870 shares of common stock and 15,000,000 shares of Series A Preferred voted in favor of each proposal.

In addition to the 525,035,229 shares of common stock reflected on our stock records, (the “Stock Record Shares”), Broadridge, the Company’s proxy processing agent, identified approximately 350,200,000 shares of our common stock registered in “street name” that the holders thereof may consider to be outstanding, but which we believe were invalidly issued (the “Other Shares”). The votes tabulated by Broadridge with respect to the Other Shares were not counted for purposes of the proposals set forth at the Annual Meeting, because the Other Shares were not reflected on our record books on May 8, 2008. According to Section 78.350 of the Nevada Revised Statutes “…every stockholder of record of a corporation is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his name on the records of the corporation.” In addition, our Bylaws provide that “only persons in whose names shares entitled to vote stand on the stock records of the corporation on the date of any meeting of stockholders…shall be entitled to vote at such meeting.” Based on the Nevada Revised Statutes and our Bylaws, the Other Shares were not entitled to vote at the Annual Meeting, because the holders of such shares were not listed in the stock records of the Company on May 8, 2008. Nevertheless, each proposal would have carried still, if each share included with the Other Shares (approximately 350,200,000 shares) voted against each proposal, resulting in 1,752,691,870 shares in favor and 350,200,000 shares against.

Reverse Stock Split. At the Annual Meeting the shareholders voted to give the Board of Directors authority to effect a 1-for-200 reverse stock split as to the Company’s common stock providing the following terms (the “Reverse Stock Split”):

•	The Board of Directors may implement the Reverse Stock Split at any time prior to June 30, 2008.

•	If implemented by the Board of Directors, the Reverse Stock Split will be effected simultaneously and the ratio will be the same for all of the Company’s common stock.

•	The number of shares of the Company’s common stock issued and outstanding will be reduced proportionately based on the Reverse Stock Split ratio of 1-for-200.

•
Shareholders otherwise entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by 200 will be entitled, upon surrender to the Company’s transfer agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof, equal to the fraction to which the shareholder would be otherwise entitled multiplied by $.0001, which is the par value of one share of the Company’s common stock.

•
For purposes of the Reverse Stock Split, the Company will recognize all shares of its issued and outstanding common stock, whether reflected on the Company’s record books or not, including the shares that the Company believes were invalidly issued, but which the holders thereof may consider to be outstanding.

Pursuant to the authority granted by the shareholders at the Annual Meeting, on June 11, 2008, the Board of Directors approved the implementation of the Reverse Stock Split to be effective on June 27, 2008, and the filing of a Certificate of Amendment to the Company’s Restated Articles

of Incorporation effecting the same, a copy of which is attached hereto as Exhibit 3(i).2 and is incorporated herein by reference.

Based on the results of our recent proxy solicitation, Broadridge identified approximately 350,200,000 shares of our common stock registered in “street name,” which is approximately 349,554,194 shares (the “Additional Shares”) more than the 645,806 shares reflected on the Company’s stock records in “street name” as of May 8, 2008. The Additional Shares will be recognized by the Company for purposes of the Reverse Stock Split. Therefore, effective June 27, 2008, pursuant to the Reverse Stock Split, approximately 874,589,423 shares of the Company’s validly and invalidly issued and outstanding common stock, which includes both the Stock Record Shares and the Additional Shares, will be combined into approximately 4,372,947 shares. Cash will be issued in lieu of fractional shares, equal to the fraction to which the shareholder would be otherwise entitled multiplied by $.0001, which is the par value of one share of common stock and the amount determined in good faith by the Board of Directors to be reasonable payment for one share of common stock. Because the Company’s common stock is not currently actively traded on a published market, the Board of Directors is unable to rely upon actual sales prices to determine the value of a share of our common stock.

The Company has issued and outstanding 15,000,000 shares of Series A Preferred, of which 7,500,000 shares are held by Thomas Megas, the Company’s Chief Executive Officer, President and Acting Chief Financial Officer, and 7,500,000 shares are held by Stewart Sytner, a significant stockholder of the Company. Messrs. Megas and Sytner are each considered to be an affiliate of the Company. Prior to the Reverse Stock Split, one share of Series A Preferred was convertible into 100 shares of the Company’s common stock (the “Set Conversion Rate”). As a result of the Reverse Stock Split and in accordance with the terms of the Series A Preferred, the Set Conversion Rate was adjusted so that one share of Series A Preferred is now convertible into one-half share of common stock, as more fully discussed in the Certificate of Amendment to Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit 3(i).2.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description

3(i).1	Certificate of Amendment to Restated Articles of Incorporation, dated June 3, 2008.

3(i).2	Certificate of Amendment to Restated Articles of Incorporation, dated June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 11, 2008.

ENERGY SOURCE, INC.

By:	/s/ Thomas Megas
Thomas Megas, Chief Executive Officer